CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No.4 on Form S-3 to Registration Statement on Form S-1 of Acorn Energy, Inc. of our report dated March 30, 2009 relating to the financial statements, which appears in Acorn Energy Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kesselman & Kesselman
Certified Public Accountants
A member of PricewaterhouseCoopers International Limited

March 30, 2009
Tel Aviv, Israel